Exhibit 99.3

ALTERRA CAPITAL ANNOUNCES $0.16 DIVIDEND

HAMILTON, BERMUDA, February 5, 2013 - Alterra Capital Holdings Limited (NASDAQ: ALTE; BSX: ALTE.BH) (“Alterra”) announced today that Alterra’s Board of Directors declared a dividend of $0.16 per share. The dividend is payable on March 5, 2013, to shareholders of record as of February 19, 2013.

Alterra Capital Holdings Limited is a global enterprise dedicated to providing diversified specialty insurance and reinsurance products to corporations, public entities and property and casualty insurers.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This release includes statements about future economic performance, finances, expectations, plans and prospects of Alterra and Markel, both individually and on a combined basis, that are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by such statements. For further information regarding factors affecting future results of Alterra and Markel, please refer to their respective Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q and other documents filed by Alterra and Markel since March 1, 2012 with the Securities Exchange Commission (“SEC”). These documents are also available free of charge, in the case of Alterra, by directing a request to Alterra through Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations, at 441-295-8800 and, in the case of Markel, by directing a request to Bruce Kay, Investor Relations, at 804-747-0136. Neither Alterra nor Markel undertakes any obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

This release contains certain forward-looking statements within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about Alterra’s and Markel’s beliefs, plans or expectations, are forward-looking statements. These statements are based on Alterra’s or Markel’s current plans, estimates and expectations. Some forward-looking statements may be identified by use of terms such as “believe,” “anticipate,” “intend,” “expect,” “project,” “plan,” “may,” “should,” “could,” “will,” “estimate,” “predict,” “potential,” “continue,” and similar words, terms or statements of a future or forward-looking nature. In light of the inherent risks and uncertainties in all forward-looking statements, the inclusion of such statements in this release should not be considered as a representation by Alterra, Markel or any other person that Alterra’s or Markel’s objectives or plans, both individually and on a combined basis, will be achieved. A non-exclusive list of important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) the occurrence of natural or man-made catastrophic events with a frequency or severity exceeding expectations; (b) the adequacy of loss reserves and the need to adjust such reserves as claims develop over time; (c) the failure of any of the loss limitation methods the parties employ; (d) any adverse change in financial ratings of either company or their subsidiaries; (e) the effect of competition on market trends and pricing; (f) cyclical trends, including with respect to demand and pricing in the insurance and reinsurance markets; (g) changes in general economic conditions, including changes in interest rates and/or equity values in the United States of America and elsewhere; and (h) other factors set forth in Alterra’s and Markel’s recent reports on Form 10-K, Form 10-Q and other documents filed with the SEC by Alterra and Markel.

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Risks and uncertainties relating to the proposed transaction include the risks that: (1) the parties will not obtain the requisite shareholder or regulatory approvals for the transaction; (2) the anticipated benefits of the transaction will not be realized or the parties may experience difficulties in successfully integrating the two companies; (3) the parties may not be able to retain key personnel; (4) the conditions to the closing of the proposed merger may not be satisfied or waived; (5) the outcome of any legal proceedings to the extent initiated against Alterra or Markel or its respective directors and officers following the announcement of the proposed merger is uncertain; (6) the acquisition may involve unexpected costs; and (7) the businesses may suffer as a result of uncertainty surrounding the acquisition. These risks, as well as other risks of the combined company and its subsidiaries may be different from what the companies expect, or have previously experienced, and each party’s management may respond differently to any of the aforementioned factors. These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus of Markel and Alterra that has been filed with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT:

This release relates to a proposed merger between Alterra and Markel. On December 27, 2012, Markel filed with the SEC a registration statement on Form S-4, and on January 18, 2013, Markel and Alterra each filed the definitive joint proxy statement/prospectus. This release is not a substitute for the definitive joint proxy statement/prospectus or any other document that Markel or Alterra filed or may file with the SEC or send to its shareholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC OR SENT TO SHAREHOLDERS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov) or, in the case of Alterra, by directing a request to Joe Roberts, Chief Financial Officer, or Susan Spivak Bernstein, Senior Vice President, Investor Relations, at 441-295-8800 and, in the case of Markel, by directing a request to Bruce Kay, Investor Relations, at 804-747-0136.

PARTICIPANTS IN THE SOLICITATION:

Alterra and Markel and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies from both Alterra’s and Markel’s shareholders in favor of the proposed transaction. Information about Alterra’s directors and executive officers and their ownership in Alterra common stock is available in the proxy statement dated March 26, 2012 for Alterra’s 2012 annual general meeting of shareholders. Information about Markel’s directors and executive officers and their ownership of Markel common stock is available in the proxy statement dated March 16, 2012 for Markel’s 2012 annual meeting of shareholders.

Contacts
Susan Spivak Bernstein	Peter Hill
Senior Vice President	Kekst and Company
susan.spivak@alterra-bm.com	peter-hill@kekst.com
1-212-898-6640	1-212-521-4800